Exhibit 10.21

U.S. CONCRETE, INC.

RESTRICTED STOCK AWARD AGREEMENT

This Award Agreement (this “Agreement”) is made as of             , by and between U.S. Concrete, Inc., a Delaware corporation (the “Company”), and              (“Grantee”), an employee of the Company or one of its Subsidiaries. For value received, the Company hereby grants to the Grantee, pursuant to the provisions of the U.S. Concrete, Inc. 1999 Incentive Plan (the “Plan”), a restricted stock award (this “Award”) of              shares (the “Awarded Shares”) of its common stock, par value $0.001 per share (“Common Stock”), effective as of              (the “Grant Date”), but only on and subject to the terms and conditions set forth herein and in the Plan. Unless otherwise defined in this Award, capitalized terms used in this Award shall have the meanings assigned to them in the Plan.

TERMS AND CONDITIONS OF AWARD

1. EFFECT OF THE PLAN. The Awarded Shares granted to Grantee are subject to all the provisions of the Plan and of this Award, together with all rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan. The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of Grantee, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to Grantee hereunder, and this Award shall be subject, without further action by the Company or Grantee, to such amendment, modification, restatement or supplement.

2. GRANT. This Award shall evidence Grantee’s ownership of the Awarded Shares, and Grantee acknowledges that he or she will not receive a stock certificate representing the Awarded Shares unless and until the Awarded Shares vest as provided in this Award and all tax withholding obligations applicable to the Vested Awarded Shares (as defined below) have been satisfied. The Company’s transfer agent will hold the Awarded Shares in custody for the Grantee in a book entry account until the Awarded Shares have vested in accordance with Section 3 of this Award. Upon vesting of the Awarded Shares, the Company shall, unless otherwise paid by the Grantee as described in Section 5.1 of this Award, withhold that number of Vested Awarded Shares necessary to satisfy any applicable tax withholding obligation of Grantee in accordance with the provisions of Section 5.1 of this Award, and thereafter instruct its transfer agent to deliver to Grantee all remaining Vested Awarded Shares. This Award constitutes an Employee Award under, and this Agreement will be deemed for all purposes to constitute an Award Agreement entered into pursuant to, the Plan, which hereby is incorporated in this Agreement by this reference. Grantee agrees that the Awarded Shares shall be subject to all the terms and conditions set forth in this Award and the Plan, including, but not limited to, the forfeiture conditions set forth in Section 3.2 of this Award, the restrictions on transfer set forth in Section 3.3 of this Award and the satisfaction of the Required Withholding as set forth in Section 5 of this Award.

3. AWARDED SHARES.

3.1 VESTING SCHEDULE; SERVICE REQUIREMENT. Except as provided otherwise in any written agreement between Grantee and the Company or in Section 3.2 of this Award, the Awarded Shares shall vest if Grantee’s Employment (as defined below) is not terminated during the period commencing with the Grant Date and ending with the applicable date that such portion of the Awarded Shares vests (each, a “Vesting Date”). Awarded Shares that have vested pursuant to this Award are referred to herein as “Vested Awarded Shares,” and Awarded Shares that have not yet vested pursuant to this Award are referred to herein as “Unvested Awarded Shares.” If Grantee’s Employment does not terminate prior to an applicable Vesting Date, twenty-five percent (25%) of the Awarded Shares will vest on             ; an additional twenty-five percent (25%) of the Awarded Shares will vest on             ; an additional twenty-five percent (25%) of the Awarded Shares will vest on             ; and the remaining twenty-five percent (25%) of the Awarded Shares will vest on             . As used herein, “Employment” means the salaried employment of the Grantee by the Company or one of its Subsidiaries; the transfer of the Grantee’s salaried employment from the Company to one of its Subsidiaries or from one Subsidiary of the Company to the Company or another of its Subsidiaries will not constitute a termination of the Grantee’s Employment for purposes of this Section 3.

If an installment of the vesting would result in a fractional Vested Awarded Share, that installment will be rounded to the next higher or lower Awarded Share, as determined by the Company, except for the final installment, which will be for the balance of the Awarded Shares.

3.2 CONDITIONS OF FORFEITURE. Except as provided otherwise in any written agreement between Grantee and the Company, if Grantee’s Employment is terminated for any or no reason (other than due to Grantee’s death), including but not limited to Grantee’s voluntary resignation or termination by the Company with or without cause, all Unvested Awarded Shares shall, without further action of any kind by the Company or Grantee, be forfeited. If Grantee’s Employment is terminated due to Grantee’s death, all Unvested Awarded Shares shall automatically vest as of the date of Grantee’s death.

Unvested Awarded Shares that are forfeited shall be deemed to be immediately transferred to the Company without any payment by the Company or action by the Grantee, and the Company shall have the full right to cancel any evidence of Grantee’s ownership of such forfeited Unvested Awarded Shares and to take any other action necessary to demonstrate that Grantee no longer owns such forfeited Unvested Awarded Shares. Following such forfeiture, Grantee shall have no further rights with respect to such forfeited Unvested Awarded Shares. By acceptance of this Award, Grantee irrevocably grants to the Company a power of attorney to transfer Unvested Awarded Shares that are forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer. The provisions of this Award regarding transfers of Unvested Awarded Shares that are forfeited shall be specifically performable by the Company in a court of equity or law.

3.3 NON-TRANSFERABILITY. This Award may not be transferred, assigned, pledged or otherwise encumbered by Grantee in any manner whatsoever, except that this Award may be transferred by will or by the laws of descent and distribution. References to Grantee, to the extent relevant in the context, shall include references to authorized transferees. Except as otherwise determined by the Committee, Grantee shall not sell, transfer, assign, pledge or otherwise encumber or dispose of, by operation of law or otherwise, any Unvested Awarded Shares (each, a “transfer”). Any such transfer by Grantee in violation of this Section 3.3 shall be void and of no force or effect, and shall result in the immediate forfeiture of all Unvested Awarded Shares.

4. DIVIDEND AND VOTING RIGHTS. Subject to the restrictions contained in this Award, Grantee shall have the rights of a stockholder with respect to the Awarded Shares, including the right to vote all such Awarded Shares, including Unvested Awarded Shares, and to receive all dividends, cash or stock, paid or delivered thereon, from and after the date hereof. In the event of forfeiture of Unvested Awarded Shares, Grantee shall have no further rights with respect to such Unvested Awarded Shares. However, the forfeiture of the Unvested Awarded Shares pursuant to Section 3.2 hereof shall not create any obligation to repay cash dividends received as to such Unvested Awarded Shares, nor shall such forfeiture invalidate any votes given by Grantee with respect to such Unvested Awarded Shares prior to forfeiture.

5. TAX MATTERS.

5.1 The Company’s obligation to deliver Awarded Shares to Grantee on the vesting of such shares shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements (“Required Withholding”). If the Company has not received from Grantee a certified check or money order for the full amount of the Required Withholding by 5:00 P.M. Central Daylight Time on the date Awarded Shares become Vested Awarded Shares, the Company shall withhold from the Vested Awarded Shares that otherwise would have been delivered to the Grantee a number of Vested Awarded Shares necessary to satisfy the Grantee’s Required Withholding obligations, and deliver the remaining Vested Awarded Shares to the Grantee. The number of Vested Awarded Shares to be withheld by the Company, if applicable, to satisfy Grantee’s Required Withholding obligations shall be based on the Fair Market Value of the Vested Awarded Shares on the last business day prior to the applicable Vesting Date. The obligations of the Company under this Award will be conditioned on such satisfaction of the Required Withholding.

5.2 Grantee acknowledges that the tax consequences associated with this Award are complex and that the Company has urged Grantee to review with Grantee’s own tax advisors the federal, state and local tax consequences of this Award. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) shall be responsible for Grantee’s own tax liability that may arise as a result of this Award.

5.3 For U.S. resident grantees, Grantee understands further that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the fair market value of the Awarded Shares as of the Vesting Date. Grantee also understands that any Grantee who is a U.S. citizen may elect to be taxed at Grant Date rather than at the time the Awarded Shares vest by filing an election under Section 83(b) of the Code with the Internal Revenue Service and by providing a copy of the election to the Company. GRANTEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED OF THE AVAILABILITY OF MAKING AN ELECTION IN ACCORDANCE WITH SECTION 83(b) OF THE CODE; THAT SUCH ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (AND A COPY OF THE ELECTION GIVEN TO THE COMPANY) WITHIN 30 DAYS OF THE GRANT OF AWARDED SHARES TO GRANTEE; AND THAT GRANTEE IS SOLELY RESPONSIBLE FOR MAKING SUCH ELECTION.

6. GOVERNING LAW. This Award shall be construed, interpreted and enforced in accordance with the laws of the State of Texas without regard to any applicable conflicts of laws provisions that would result in the application of the laws of any other jurisdiction.

7. PROVISIONS OF THE PLAN. This Award is subject to the provisions of the Plan, a copy of which is available from the Company.

8. NO RIGHT TO EMPLOYMENT OR OTHER STATUS. This Award shall not be construed as giving Grantee the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with Grantee, free from any liability or claim under this Award or the Plan, except as expressly provided in this Award.

9. NATURE OF PAYMENTS. Any and all grants or deliveries of Awarded Shares hereunder shall constitute special incentive payments to Grantee and shall not be taken into account in computing the amount of salary or compensation of Grantee for the purpose of determining any retirement, death or other benefits under (a) any retirement, bonus, life insurance or other employee benefit plan of the Company or (b) any agreement between the Company and Grantee, except as such plan or agreement shall otherwise expressly provide.

10. NON-SOLICITATION AND NON-DISCLOSURE. In consideration for the grant of the Award, the Grantee agrees that he or she will not, during Grantee’s employment with the Company or any of its Subsidiaries, and for one year thereafter, directly or indirectly, for any reason, for his or her own account or on behalf of or together with any other person, entity or organization (a) call on or otherwise solicit any natural person who is employed by the Company or any Subsidiary of the Company in any capacity with the purpose or intent of attracting that person from the employ of the Company or any of its Subsidiaries, or (b) divert or attempt to divert from the Company any business relating to the provision of ready-mixed concrete and related services. As further consideration for the grant of the Award, the Grantee agrees that he or she will not at any time, either while employed by the Company or any of its Subsidiaries, or at any time thereafter, make any independent use of, or disclose to any other person (except as authorized by the Company) any confidential, nonpublic and/or proprietary information of the Company and its Subsidiaries, including, without limitation, information derived from reports, work in progress, codes, marketing and sales programs, customer lists, records of customer service requirements, cost summaries, pricing formulae, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of the Company or any of its Subsidiaries.

11. BINDING EFFECT. This Award shall be binding upon and inure to the benefit of the Company and Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Award.

12. SEVERABILITY. The invalidity or unenforceability of any provision of this Award shall not affect the validity or enforceability of any other provision of this Award, and each other provision of this Award shall be severable and enforceable to the extent permitted by applicable law.

13. AMENDMENT; WAIVER; MISCELLANEOUS. This Award may be amended or modified only by means of a written document or documents signed by the Company and Grantee. Any provision for the benefit of the Company contained in this Award may be waived, either generally or in any particular instance, by the Board or by the Committee. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

14. ENTIRE AGREEMENT. This Award and the Plan embody the entire agreement of the parties hereto with respect to the Awarded Shares and all other matters contained herein.

IN WITNESS WHEREOF, this Award has been executed as of the Grant Date.

U.S. CONCRETE, INC.

By:
Eugene P. Martineau President and Chief Executive Officer

Acceptance

The Grantee hereby acknowledges receipt of a copy of the Plan, represents that the Grantee has read and understands the terms and provisions thereof and hereof and accepts the Award, as of the date first written above, subject to all the terms and provisions of the Plan and this Agreement.

Social Security No.:

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